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Pricing Supplement No. 7 Dated January 12, 1999    Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated October 27, 1998 and          File No.: 333-38387-99
Prospectus Supplement dated November 4, 1998)
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                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES A

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Date of Issue: 01/14/99 [ ] Fixed Rate    [ ] Commercial Paper Rate Note  [ ] LIBOR Reuters
                        [X] Senior        [ ] Federal Funds Rate Note     [X] LIBOR Telerate
Maturity Date: 01/16/01 [ ] Subordinated  [ ] CD Rate Note                [ ] Prime Rate Note
                                          [ ] CMT Rate Note               [ ] Treasury Rate Note
                                          [ ] LIBOR Note                  [ ] Other
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CUSIP: 06422N BN 5

Principal Amount: $250,000,000.00

Issue Price (As a Percentage of Principal Amount): 100%

Interest Rate/Initial Interest Rate: Not Available

Interest Payment Dates: 16th Day of January, April, July, and October
                        of each year

Interest Reset Dates: 16th Day of January, April, July, and October
                      of each year

Index Maturity: 90 days

Designated CMT Maturity Index:

Designated CMT Telerate Page:

Spread: +13.5 basis points

Spread Multiplier: None

Minimum Interest Rate: None

Maximum Interest Rate: None

Interest Payment Period: January 14,1999 to April 16, 1999 and quarterly thereafter, up to but excluding the interest payment date

Interest Rate Reset Period: January 14,1999 to April 16, 1999 and quarterly thereafter, up to but excluding the interest payment date

Redemption Date(s) or Period: None

Optional Repayment Date(s): None

Calculation Agent (If Applicable): The First National Bank of Chicago

Additional Terms:

This Pricing Supplement may be used by First Chicago Capital Markets, Inc. ("FCCM") and Banc One Capital Markets, Inc. ("BOCM"), wholly owned subsidiaries of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. FCCM and BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.